Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned acknowledges and agrees that the foregoing statement on this Schedule 13G is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements. Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: February 14, 2020

[Signature Page Follows]

OAKTREE ACQUISITION HOLDINGS, L.P.

By: Oaktree Acquisition Holdings GP Ltd.
Its: General Partner

By: Oaktree Capital Management, L.P.
Its: Director

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Senior Vice President

OAKTREE ACQUISITION HOLDINGS GP LTD.

By: Oaktree Capital Management, L.P.
Its: Director
By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Senior Vice President

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Senior Vice President

OAKTREE CAPITAL MANAGEMENT GP, LLC

By: Atlas OCM Holdings, LLC
Its: Managing Member

By: Oaktree New Holdings, LLC
Its: Member

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Senior Vice President

ATLAS OCM HOLDINGS, LLC.

By: Oaktree New Holdings, LLC
Its: Member

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Senior Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Senior Vice President

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jordan Mikes
Name: Jordan Mikes
Title: Senior Vice President

BROOKFIELD ASSET MANAGEMENT, INC.

By:	/s/ Justin Beber
Name: Justin Beber
Title: Chief Legal Officer